SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2004

SPORTSLINE.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-23337	65-0470894
(Commission File Number)	(I.R.S. Employer Identification No.)

2200 W. Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 489-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On March 31, 2004, SportsLine.com announced that Peter Glusker has been appointed to its Board of Directors to fill the vacancy created by the resignation of Russell Pillar. Mr. Pillar’s resignation and Mr. Glusker’s appointment to the Board of Directors were both effective on March 30, 2004. A copy of SportsLine.com’s press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of SportsLine.com, Inc. dated March 31, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSLINE.COM, INC.

Date: April 1, 2004	By:	/s/ Kenneth S. Gersh
Kenneth S. Gersh
Vice President, General Counsel

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SPORTSLINE.COM, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of SportsLine.com, Inc. dated March 31, 2004

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